Exhibit 99.1

Element Solutions Inc Announces New Chief Financial Officer and Planned 2019 Investor Day

WEST PALM BEACH, Fla., March 12, 2019 - Element Solutions Inc (NYSE:ESI) ("Element Solutions" or the “Company”) today announced the promotion of Carey J. Dorman to Chief Financial Officer of Element Solutions. Additionally, the Company announced it will hold an investor day on May 20, 2019 in New York City.
Benjamin Gliklich, Element Solutions’ Chief Executive Officer said, “As we streamline Element Solutions into a more efficient organization, we are reorganizing to consolidate our global finance functions. In that context, I am pleased to be welcoming Carey into his new role, while also thanking his predecessor John Connolly for his significant contributions. Since 2016, John has worked tirelessly to improve our Company. He has succeeded at that task. We owe many of our best practices and successful initiatives to his leadership and the terrific team he has built. We are very thankful for John’s service to the Company.”
Gliklich added, “Carey has been a strong contributor in many roles since joining in 2015. He has helped drive productive change and been a close partner to me and the rest of the executive leadership team over that time. Carey brings high-quality experience, institutional knowledge and an exciting forward vision to the CFO role. With the capable and experienced team behind him, I am confident that Carey will drive strong execution. We are looking forward to introducing you to Carey in this new capacity and our broader leadership team at our investor day on May 20.”
Mr. Dorman joined Element Solutions in 2015 and has served in a number of corporate finance and other leadership roles, with responsibility for capital markets, corporate development, financial planning, investor relations and merger integration. He has served as Element Solutions’ Corporate Treasurer since February 2018. Prior to joining Element Solutions, Mr. Dorman held investment and corporate finance positions at Taconic Capital Advisors and Goldman Sachs.
In addition, the Company has made several other organizational changes in recent weeks as Element Solutions finalizes its new leadership team. These changes include the internal promotions of its new head of human resources and its chief accounting officer, among others.
2019 Investor Day
The Company also announced its plan to host an investor day in New York City, on May 20, 2019. For additional information or to register for the event, please contact Emilee Hanson at Kekst CNC (emilee.hanson@kekstcnc.com). A live webcast and presentation slides will be accessible on Element Solutions’ website at www.elementsolutionsinc.com at 9:00am (ET) on the day of the event, and an audio replay will become available following the event.
About Element Solutions Inc
Element Solutions Inc is a leading specialty chemicals company whose businesses formulate a broad range of solutions that enhance the performance of products people use every day. Developed in multi-step technological processes, our businesses’ innovative solutions enable customers' manufacturing processes in several key industries, including electronic circuitry, communications infrastructure, automotive systems, industrial surface finishing, consumer packaging and offshore energy. More information about the Company is available at www.elementsolutionsinc.com.

Forward-looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding Element Solutions’ organizational changes and future performance. These statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently difficult to predict. Actual results could differ materially from those projected as a result of certain factors including, without limitation, the

Company's ability to realize the anticipated benefits, efficiencies and cost savings expected from the recent sale of its Agricultural Solutions business; the impact of this transaction on the Company's share price and market volatility; the Company’s ability to retain customers and suppliers, retain or hire key personnel, and maintain relationships with customers, suppliers and lenders; the success of the Company’s leadership transition and go-forward structure and strategy; the impact of acquisitions, divestitures, restructurings, refinancings, and other unusual items, including the Company's ability to raise and/or retire new debt and/or equity and to integrate and obtain the anticipated benefits, results and synergies from these items or other related strategic initiatives. Additional information concerning these and other factors that could cause results to vary is, or will be, included in the Company’s periodic and other reports filed with the Securities and Exchange Commission. Element Solutions undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Relations Contact:

Yash Nehete
Senior Associate, Corporate Development and IR
Element Solutions Inc
1-561-406-8465

Media Contact:

Liz Cohen
Managing Director
Kekst CNC
1-212-521-4845